              Morgan Stanley New York Quality Municipal Securities
                          Item 77(O) 10F-3 Transactions
                         May 1, 2006 - October 31, 2006

Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
Puerto  5/18/    -     $102.6 $740,00  1,000,    0.14%  1.16%   Goldma  Goldma
 Rico     06             3     0,000     000                      n,       n
Govern                                                          Sachs    Sachs
 ment                                                           & Co.,
Develo                                                          Lehman
 pment                                                          Brothe
 Bank                                                            rs,
 2006                                                            Banc
Series                                                            of
   B                                                            Americ
                                                                  a
                                                                Securi
                                                                 ties
                                                                 LLC,
                                                                JPMorg
                                                                 an,
                                                                Morgan
                                                                Stanle
                                                                  y,
                                                                Raymon
                                                                  d
                                                                James
                                                                  &
                                                                Associ
                                                                ates,
                                                                Inc.,
                                                                Wachov
                                                                  ia
                                                                Bank,
                                                                Nation
                                                                  al
                                                                Associ
                                                                ation,
                                                                Citigr
                                                                 oup,
                                                                Merril
                                                                  l
                                                                Lynch
                                                                & Co.,
                                                                Popula
                                                                  r
                                                                Securi
                                                                ties,
                                                                Samuel
                                                                  A
                                                                Ramire
                                                                 z &
                                                                 Co.